Exhibit 10.4

AMENDMENT NO. 1 TO
AGREEMENTS

This amendment dated as of December 30, 2005, amends the Agreement dated as of March 1, 1999 (“Change in Control Agreement”) by and between R. Dale Floyd (“Executive”), Cavalry Banking (“Bank”) and Cavalry Bancorp, Inc. (“Company”) and the Non-Competition, Non-Disclosure and Non-Solicitation Agreement dated as of September 11, 2004, between Executive and the Bank (“Non-Competition Agreement” and collectively with the Change in Control Agreement, the “Original Agreements”).

WHEREAS, the Company is a party to an Agreement and Plan of Merger by and between the Company and Pinnacle Financial Partners, Inc. dated as of September 30, 2005 (the “Merger Agreement”);

WHEREAS, the parties desire to amend the Original Agreements in order to address certain federal income tax issues arising under Section 280G of the Internal Revenue Code upon the consummation of the Merger Agreement and to provide for certain protections to the Company in certain events;

NOW, THEREFORE, the parties agree as follows:

1. Except as specifically modified herein, the terms of the Original Agreements remain in force and effect (the Original Agreements, as amended hereby, are hereinafter referred to as the “Agreements”).

2. The parties agree that the term of the Change in Control Agreements are extended for one year, in accordance with the provisions of Section 1.

3. The parties agree that concurrently with the execution hereof, Executive shall receive a one-time payment of $41,000.00.

4. In the event of a Change in Control, as provided in the Change in Control Agreement, the amount which would otherwise be paid under Section 5 (Change in Control) shall be limited so that the “base amount” as calculated pursuant to Section 5(c) shall exclude the payment provided in Section 3 above, and the total paid under Section 5(c) shall be reduced by the amount of the payment provided in Section 3 above.

5. The period of the non-competition agreement contained in Section 2 of the Agreement shall be amended to 15 months instead of 12 months.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on December 30, 2005.

Executive:
/s/ R. Dale Floyd
R. Dale Floyd

CAVALRY BANKING
by:
Ira B. Lewis, Jr.

CAVALRY BANCORP, INC.
by:
William S. Jones